Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use in this Amendment No. 1 to the Registration Statement on Form S-4 (No. 333-230442) of BayCom Corp of our report dated March 18, 2019, relating to the 2018 consolidated financial statements of BayCom Corp and subsidiary, and to the reference to our firm under the heading “Experts” in the proxy statement/prospectus, which is part of this Registration Statement.

/s/ Moss Adams LLP

Los Angeles, California
April 1, 2019